Exhibit 99.1

CONTACT: Brian Anderson MediciNova, Inc. Phone: 858-622-9752 Email: banderson@medicinova.com

FOR IMMEDIATE RELEASE

MediciNova sets Date for Second-Quarter 2005 Earnings

Announcement

SAN DIEGO, Calif. – July 25, 2005 — MediciNova, Inc. (Code Number: 4875, Hercules OSE) will announce its financial results for the second quarter of 2005 on Tuesday, August 16, 2005.

About MediciNova

MediciNova, Inc. is a publicly traded specialty pharmaceutical company focused on accelerating the global development and commercialization of innovative pharmaceutical products. MediciNova’s pipeline, which includes several compounds in clinical testing, targets a variety of prevalent medical conditions, including premature labor, cancer, asthma, multiple sclerosis and anxiety disorders. For more information on MediciNova Inc., please visit www.medicinova.com.

This press release may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the expected progress of the development of the Company’s product candidates and potential licensing, collaboration and partnering plans. These statements are based on certain assumptions made by the Company’s management that are believed to be reasonable at the time. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including results of clinical studies, interest of potential collaborators in the market and other risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission. These assumptions, risks and uncertainties could cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements.

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